UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 3, 2011

FIRSTBANK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan	000-14209	38-2633910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan	48801
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2011, the Compensation Committee recommended, and the Board of Directors approved, annual base salary increases for 2011 for certain executive officers.  The Compensation Committee set these base salaries after careful consideration and a thorough review of compensation data and information from compensation surveys and from a consulting firm experienced in executive compensation.  The Compensation Committee determined that these salary increases were in the best interest of the Corporation and the shareholders based on the following factors:

-	The critical role of these executives leading the company through the current economic conditions;
-	The importance of retaining these executives’ services in light of the legal limitations imposed on the Corporation’s ability to grant short-term incentive compensation;
-	The performance of the Corporation as compared to its peers, both regionally and in Michigan; and,
-	The named executive officers, as a group were being paid, and will continue to be compensated, below the 50th percentile of the salary data as compiled by the independent compensation consultant.

The 2011 annual base salaries for the 2010 Named Executive Officers are:

Thomas R. Sullivan	$ 336,000
Samuel G. Stone	$ 245,000
James E. Wheeler II	$ 190,000
William L. Benear	$ 190,000
Dale A. Peters	n/a*
  *Mr. Peters retired during 2010.

None of the above named executive officers participate in the Firstbank Corporation Management Incentive Plan.

The Compensation Committee also approved changes to the Firstbank Corporation Management Incentive Plan to include discretionary criteria such as: asset quality, balance sheet growth, acceptable exam results, community involvement, and leadership and management ability, in addition to the quantitative criteria.  The addition of discretionary data is intended to provide the Corporation with additional tools to manage and control risk vs. reward.  These risk management tools will help complete a competitive compensation package that is geared to performance.

The Compensation Committee also recommended, and the Board of Directors approved, increases in annual director fees for 2011.  The Compensation Committee set these amounts after careful consideration and a thorough review of compensation data and information from compensation surveys and from a consulting firm experienced in board of director compensation, based on the following factors:

-	The critical role the board of directors fulfill in leading the company through the current economic conditions;
-	The importance of attracting and retaining directors in light of increased regulations, liability, and demands on their time;
-	The performance of the Corporation and its banks as compared to peers, both regionally and in Michigan; and,
-	The survey data reflected director compensation was at the lowest decile, while the new fees reflect a compensation rate at the 25th percentile.

The annual director fees for 2011 are:
Corporate Board of Directors	Annual Retainer		Meeting Fee per Meeting Attended
	FBMI Stock	Cash	Cash
Chairman of the Board	2,300 shares	$5,000
Chairman of the Audit Committee	2,200 shares	$3,000
Chairman of the Compensation Committee	2,200 shares	$3,000
All Other Independent Board Members	2,200 shares	$0
Regular Board Meeting Attended			$700
Teleconference Meeting Attended			$250
Full Day Special Meeting Attended			$1,250
Half Day Special Meeting Attended			$1,000
Committee Meeting Attended			$250
Affiliate Bank Board of Directors	Annual Retainer		Meeting Fee per Meeting Attended
	FBMI Stock	Cash	Cash
Chairman of the Board	400 shares	$0
All Other Independent Board Members	300 shares	$0
Regular Board Meeting Attended			$500
Full Day Special Meeting Attended			$900
Half Day Special Meeting Attended			$600
Executive Committee Meeting Attended			$200
Committee Meeting Attended			$100

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 6, 2011	FIRSTBANK CORPORATION
(Registrant)

	By:	/s/ Samuel G. Stone
Samuel G. Stone
Executive Vice President and CFO

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